Exhibit 4.2

LIMITED WAIVER AND SEVENTEENTH AMENDMENT
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This LIMITED WAIVER SEVENTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of August 2, 2006, by and among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International”, and collectively with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the other persons designated as Credit Parties on the signature pages hereof, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Agent”) and the Persons signatory thereto from time to time as Lenders. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement and the Intercreditor Agreement (each as hereinafter defined).

RECITALS

WHEREAS, the Borrowers, the Credit Parties, Agent and Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of November 22, 2004 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers and the other Credit Parties have requested that Agent and Lenders amend and provide a limited waiver with respect to certain provisions of the Credit Agreement; and

WHEREAS, the Agent and Lenders have agreed to amend the Credit Agreement and provide a limited waiver as set forth herein.

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.   Limited Waiver.   The Agent and Lenders hereby waive any breach of Section 4.1(a) and any Default or Event of Default as a result thereof solely to the extent that the audited Financial Statements for the Fiscal Year ending December 31, 2005 and the Financial Statements for the Fiscal Quarter ending March 31, 2006 were not delivered by July 27, 2006.

2.   Amendment to Section 4.1(a).   Section 4.1(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E. Notwithstanding the timing otherwise set forth in Annex E or otherwise herein to the contrary, (i) the Financial Statements for the Fiscal Quarter ended March 31, 2006 and the annual audited Financials Statements required to be delivered pursuant to subsection (c) of Annex E for the Fiscal Year ending December 31, 2005 shall not be required to be delivered until July 31, 2006 and (ii) the Financial Statements for the Fiscal Quarter ended June 30, 2006 shall not be required to be delivered until September 15, 2006. Together with the Financial Statement delivered with respect to the Fiscal Quarter ending March 31, 2006, Borrower Representative shall provide Agent with calculations, in form and substance acceptable to Agent, demonstrating compliance with the Financial Covenants for such Fiscal Quarter.”

3.   Representations and Warranties of Credit Parties.   The Credit Parties represent and warrant that:

(a)    the execution, delivery and performance by the Credit Parties of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(b)    after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

4.   Conditions To Effectiveness.   This Amendment shall be effective upon the following (all in form and substance satisfactory to Agent):

(a)    execution and delivery of this Amendment by the Lenders and the Credit Parties; and

(b)    payment in full of all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment, as provided in Section 11.3(a) of the Credit Agreement.

5.   Reference To And Effect Upon The Credit Agreement.

(a)    The Credit Agreement and the other Loan Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.

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(b)    The limited waiver and amendment set forth herein is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (iii) constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Credit Agreement.

6.   Governing Law.   THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

7.   Headings.   Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8.   Counterparts.   This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

9.   Reaffirmation of Guaranties.   The Credit Parties signatory hereto hereby reaffirm their Guaranties of the Obligations, taking into account the provisions of this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

LENDER:

GENERAL ELECTRIC CAPITAL
CORPORATION,
as Agent and Lender

By:	/s/ Timothy Canon
Duly Authorized Signatory

CREDIT PARTIES:

THERMADYNE INDUSTRIES, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

THERMAL DYNAMICS CORPORATION

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

TWECO PRODUCTS, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

VICTOR EQUIPMENT COMPANY

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

C & G SYSTEMS, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

STOODY COMPANY

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

THERMAL ARC, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

THERMADYNE INTERNATIONAL CORP.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

PROTIP CORPORATION

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

THERMADYNE HOLDINGS CORPORATION

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

MECO HOLDING COMPANY

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

C&G SYSTEMS HOLDING, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

THERMADYNE AUSTRALIA PTY LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

DUXTECH PTY LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

CIGWELD PTY LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

QUETALA PTY. LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

QUETACK PTY. LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

THERMADYNE WELDING PRODUCTS CANADA LIMITED

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel

THERMADYNE INDUSTRIES LIMITED

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, Secretary & General Counsel